UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
___________________

(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016
___________________

FLAMEL TECHNOLOGIES S.A.
(Exact name of registrant as specified in its charter)
___________________

Republic of France (State or Other Jurisdiction of Incorporation)	000-28508 (Commission File Number)	98-0639540 (I.R.S. Employer Identification No.)
Parc Club du Moulin à Vent 33, avenue du Docteur Georges Levy 69200 Vénissieux France (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: 011 +33 472 78 34 34
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to Item 5.07(d) of Form 8-K, Flamel Technologies S.A. (the "Company") is filing this Amendment No.1 to its Form 8-K originally filed on August 12, 2016 that reported the voting results from the 2016 Combined Ordinary and Extraordinary Shareholders Meeting held on August 10, 2016, solely for the purpose of disclosing the Company's Board of Directors' decision on the frequency of future advisory votes on executive compensation. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the original Form 8-K filing.
Item 5.07                          Submission of Matters to a Vote of Security Holders.
(d)  Company Decision as to Frequency of Say-on-Pay Votes.  As disclosed in paragraph (a)(xiv) of Item 5.07 to the current report on Form 8-K filed with Securities and Exchange Commission on August 12, 2016, at the Company's 2016 Combined Ordinary and Extraordinary Shareholders Meeting, the Company's shareholders selected, on a non-binding advisory basis, two years as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to its named executive officers, in accordance with U.S. Securities and Exchange Commission rules and regulations.  Based on this selection by the Company's shareholders, which was consistent with the Company's recommendation, the Company's Board of Directors, at a meeting held on September 14, 2016, has determined that the Company will conduct future shareholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers once every two years.  This policy will remain in effect until the next shareholder vote on the frequency of shareholder advisory votes on the compensation of named executive officers, expected to be held at the Company's 2022 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
            FLAMEL TECHNOLOGIES S.A.
            By:       /s/ Phillandas T. Thompson
            Phillandas T. Thompson
            Senior Vice President, General Counsel and Corporate Secretary

Date: September 14, 2016

3